United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 12, 2007, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” “or” “our”) issued a press release wherein we provided a business update regarding our financial results for the quarter ended January 31, 2007.  Although we are still in the process of finalizing our 10-Q for the quarter ended January 31, 2007, based on current information, the press release details the expected financial results for the quarter.  The full text of the press release is furnished as Exhibit 99.1 to this report. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

SHUFFLE MASTER, INC.

SUPPLEMENTAL DATA

(Unaudited, in thousands)

Three Months Ended
January 31, 2007

Reconciliation of income from continuing operations to Adjusted EBITDA:

Income from continuing operations	$1,951
Interest expense (income), net	1,499
Share-based compensation	1,441
Equity method investment loss	141
Provision for income taxes	623
Depreciation and amortization	4,920

Adjusted EBITDA from continuing operations (a)	$10,575

(a)          Adjusted EBITDA (defined as income from continuing operations before net interest, provision for income taxes, depreciation, amortization, share-based compensation, and equity method investment loss) is not a financial measure calculated in accordance with GAAP and should not be considered as an alternative to income from operations as a performance measure. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes it is a useful performance measure and widely used within its industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

99.1                           Press release dated March 12, 2007, regarding the Company’s business update regarding its financial results for the quarter ended January 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 13, 2007

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer